UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, Dynatronics Corporation (the "Company") terminated the employment of Larry K. Beardall, Executive Vice President of Marketing and Strategic Planning, effective June 3, 2016.  In accordance with the terms of Mr. Beardall's amended and restated employment agreement with the Company (the "Employment Agreement"), Mr. Beardall also resigned as a member of the Company's board of directors, effective immediately.  Mr. Beardall's separation from the Company will be treated as a termination without cause for purposes of his Employment Agreement.

The Company and Mr. Beardall will enter into a Separation and Release Agreement (the "Separation Agreement"), the form of which is included as an exhibit to the Employment Agreement, confirming that Mr. Beardall will receive certain payments and benefits, in all material respects as described in the Company's Current Report on Form 8-K, filed previously with the Securities and Exchange Commission on May 4, 2015, and in his Employment Agreement furnished as an exhibit with the Company's Quarterly Report on Form 10-Q on November 13, 2015.

Item 8.01 Other Events.

On May 23, 2016, the Company issued a press release announcing changes to the Company's sales management leadership.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1	Press Release, dated May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  May 25, 2016